Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	July 20, 2026
FOR MORE INFORMATION CONTACT:
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Amy Yuhn, Executive Vice President, Communications
(847) 939-9591
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced record net income of $461.1 million, or $6.52 per diluted common share, for the first six months of 2026 compared to net income of $384.6 million, or $5.47 per diluted common share, for the same period of 2025. This represents a year-to-date net income increase of 20% compared to the same period of 2025. Pre-tax, pre-provision income (non-GAAP) for the first six months of the year totaled a record $671.6 million, compared to $566.3 million for the first six months of 2025.

The Company reported record quarterly net income of $233.7 million, or $3.30 per diluted common share, for the second quarter of 2026, compared to net income of $227.4 million, or $3.22 per diluted common share, for the first quarter of 2026. Pre-tax, pre-provision income (non-GAAP) for the second quarter of 2026 totaled a record $341.1 million, as compared to $330.5 million for the first quarter of 2026.

Timothy S. Crane, President and Chief Executive Officer, commented, “We are pleased to deliver record results for the first six months of the year. Second quarter 2026 represents the sixth consecutive quarter of record net income for the Company. Strong diversified loan growth funded by robust organic deposit growth highlights the underlying strength of our business model. We continue to leverage our customer relationships and unique market positioning to grow the balance sheet and create long term franchise value.”

Additionally, Mr. Crane noted, “Net interest margin in the second quarter remained within our expected range at 3.52% and we generated record net interest income attributable to strong average earning asset growth. Building on our momentum, we believe consistent balance sheet growth, coupled with a stable net interest margin, should result in net interest income expansion in future quarters.”

Highlights of the second quarter of 2026:
Comparative information to the first quarter of 2026, unless otherwise noted

•Total loans increased by $1.6 billion, or 12% annualized.
•Total deposits increased by $2.2 billion, or 15% annualized.
•Total assets increased by $2.5 billion, or 14% annualized.
•Net interest income increased to $597.4 million in the second quarter of 2026, compared to $579.0 million in the first quarter of 2026, driven by robust average earning asset growth.
◦Net interest margin decreased to 3.50% (3.52% on a fully taxable-equivalent basis, non-GAAP) during the second quarter of 2026 primarily due to lower loan yields.
•Non-interest expense was impacted by the following:
◦A $5.2 million reversal of an FDIC special assessment accrued in the first quarter of 2024. The special assessments were in response to certain bank failures in 2023 and the reversal is based on the FDIC's final determination of losses to its Deposit Insurance Fund.

•Provision for credit losses totaled $23.1 million in the second quarter of 2026, compared to a provision for credit losses of $29.6 million in the first quarter of 2026.
•Net charge-offs totaled $13.4 million, or 10 basis points of average total loans on an annualized basis, in the second quarter of 2026 down from $18.4 million, or 14 basis points of average total loans on an annualized basis, in the first quarter of 2026.
•Non-performing loans totaled $179.3 million and comprised 0.32% of total loans at June 30, 2026, as compared to $182.7 million and 0.34% of total loans at March 31, 2026.

“Looking ahead, our pipelines remain strong and we believe we are well-positioned to generate consistent balance sheet growth while maintaining our disciplined underwriting standards. We remain committed to growing net interest income and exercising prudent expense management, which position us to deliver positive operating leverage for 2026”, Mr. Crane said.

* * *

The graphs shown on pages 3-7 illustrate certain financial highlights of the second quarter of 2026 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$ in Millions
$250
$225
$200
$175
$150
$125
$100
$75
$195.5
$216.3
$223.0
$227.4
$233.7
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$360
$340
$320
$300
$280
$260
$240
$220
$200
$289.3
$317.8
$329.8
$330.5
$341.1
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q2 2026 compared to Q1 2026
$ in Millions
$375
$350
$325
$300
$275
$250
$330.5
$18.3
$(2.2)
$4.0
$1.9
$3.5
$(5.6)
$(7.2)
$5.2
$(7.3)
$341.1
Q1 2026
Net Interest Income
Wealth Management Revenue
Mortgage Banking
Gains (losses) on investment securities, net
All Other Non-Interest Income
Salaries and Employee Benefits
Advertising and Marketing
FDIC Special Assessment Reversal
All Other Non-Interest Expense
Q2 2026

Net Interest Income and Net Interest Margin ("NIM")
$650
$600
$550
$500
$450
$400
$350
$ in Millions
4.50%
4.00%
3.50%
3.00%
2.50%
$546.7
$567.0
$583.9
$579.0
$597.4
3.54%
3.50%
3.54%
3.56%
3.52%
3.52%
3.48%
3.52%
3.54%
3.50%
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
NIM (GAAP)
NIM, fully taxable-equivalent (non-GAAP)
Net Interest Income

Total Assets
$ in Billions
$76.0
$74.0
$72.0
$70.0
$68.0
$66.0
$64.0
$62.0
$60.0
$58.0
$69.0
$69.6
$71.1
$72.2
$74.7
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Total Loans
$ in Billions
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$38.0
$51.0
$52.1
$53.1
$54.1
$55.7
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Total Deposits
$ in Billions
$62.0
$60.0
$58.0
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$55.8
$56.7
$57.7
$58.9
$61.1
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Total Shareholders' Equity
$ in Billions
$8.0
$7.5
$7.0
$6.5
$6.0
$5.5
$5.0
$4.5
$4.0
$7.2
$7.0
$7.3
$7.4
$7.5
Q2 2025*
Q3 2025
Q4 2025
Q1 2026
Q2 2026

*On May 22, 2025, the Company completed the issuance of $425 million of Series F Preferred Stock. The issuance was in contemplation of redeeming $412.5 million of Series D and Series E Preferred Stock that was expected to reprice at rates higher than existing market rates. The Series D and Series E Preferred Stock were redeemed on July 15, 2025.

Non-Performing Assets as a percentage of Total Assets
0.75%
0.50%
0.25%
0.00%
0.31%
0.27%
0.29%
0.28%
0.26%
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans
0.75%
0.50%
0.25%
0.00%
0.11%
0.19%
0.17%
0.14%
0.10%
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $2.5 billion in the second quarter of 2026 compared to the first quarter of 2026, driven by a $1.6 billion increase in total loans. The strong loan growth was diversified across all major loan categories, including seasonally higher growth in our Premium Finance Receivables - Property and Casualty portfolio.

Total liabilities increased by $2.4 billion in the second quarter of 2026 compared to the first quarter of 2026, driven by a $2.2 billion increase in total deposits. Robust organic deposit growth in the second quarter of 2026 was driven by our diverse customer base and product offerings. Non-interest bearing deposit balances represented 19% of total deposits and average non-interest bearing deposit balances have remained stable in recent quarters. The Company's loans-to-deposits ratio ended the quarter at 91.0%.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the second quarter of 2026, net interest income totaled $597.4 million, compared to $579.0 million in the first quarter of 2026. The increase in net interest income in the second quarter of 2026 was driven by robust average earning asset growth of $2.1 billion.

Net interest margin was 3.50% (3.52% on a fully taxable-equivalent basis, non-GAAP) during the second quarter of 2026, down four basis points compared to the first quarter of 2026. The yield on earning assets declined four basis points during the second quarter of 2026 primarily due to a seven basis point decrease in loan yields. Funding cost on interest-bearing deposits remained unchanged compared to the first quarter of 2026. The net free funds contribution in the second quarter of 2026 was flat compared to the first quarter of 2026.

For more information regarding net interest income, see Table 4 through Table 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $481.2 million as of June 30, 2026, an increase from $471.6 million as of March 31, 2026. A provision for credit losses totaling $23.1 million was recorded for the second quarter of 2026 compared to $29.6 million recorded in the first quarter of 2026. The provision for credit losses recognized in the second quarter of 2026 reflects stable credit quality and a mostly stable macroeconomic forecast. However, given future economic performance remains uncertain, allowance results capture uncertainty related to credit spreads, equity market valuations, consumer & business sentiment, and the job market. For more information regarding the allowance for credit losses and provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Company is required to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of June 30, 2026, March 31, 2026, and December 31, 2025 is shown on Table 12 of this report.

Net charge-offs totaled $13.4 million in the second quarter of 2026, a decrease of $5.0 million compared to $18.4 million of net charge-offs in the first quarter of 2026. Net charge-offs as a percentage of average total loans were 10 basis points in the second quarter of 2026 on an annualized basis compared to 14 basis points on an annualized basis in the first quarter of 2026. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s loan portfolio delinquency rates remain low. For more information regarding past due loans, see Table 13 in this report.

Non-performing assets and non-performing loans were stable compared to prior quarter. Non-performing assets totaled $195.2 million and comprised 0.26% of total assets as of June 30, 2026, as compared to $200.2 million, or 0.28% of total assets, as of March 31, 2026. Non-performing loans totaled $179.3 million and comprised 0.32% of total loans at June 30, 2026, as compared to $182.7 million and 0.34% of total loans at March 31, 2026. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Non-interest income totaled $141.3 million in the second quarter of 2026, compared to $134.1 million in the first quarter of 2026.

Wealth management revenue decreased by approximately $2.2 million in the second quarter of 2026, compared to the first quarter of 2026. The decrease in the second quarter of 2026 was primarily driven by performance based revenues on certain customer relationships which positively impacted results in the first quarter of 2026. Wealth management revenue is comprised of the trust and asset management revenue of Wintrust Private Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue totaled $27.4 million in the second quarter of 2026, compared to $23.4 million in the first quarter of 2026. The increase in the second quarter of 2026 was primarily attributed to higher operational revenue. For more information regarding mortgage banking revenue, see Table 16 in this report.

The Company recognized approximately $1.8 million in net gains on investment securities in the second quarter of 2026 compared to approximately $31,000 in net losses in the first quarter of 2026. The net gains in the second quarter of 2026 were primarily the result of fair value adjustments on the Company’s equity investment securities with a readily determinable fair value.

For more information regarding non-interest income, see Table 15 in this report.

NON-INTEREST EXPENSE

Non-interest expense totaled $397.5 million in the second quarter of 2026, increasing $14.9 million, compared to $382.6 million in the first quarter of 2026. Non-interest expense, as a percent of average assets, remained stable at 2.21% in the second quarter of 2026.

Salaries and employee benefits expense increased by approximately $5.6 million in the second quarter of 2026, compared to the first quarter of 2026. This was primarily driven by higher commissions and incentives expense attributable to an increase in mortgage originations and a full quarter impact of the annual merit increases reflected in base salaries.

Advertising and marketing expense in the second quarter of 2026 totaled $20.4 million, which was a $7.2 million increase as compared to the first quarter of 2026. The increase in the second quarter was primarily driven by summer sports sponsorships and other community sponsorship events. Marketing costs are incurred to promote the Company’s brand, commercial banking capabilities and the Company’s various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company’s non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors. Generally, these expenses are elevated in the second and third quarters of each year.

FDIC insurance totaled $6.6 million in the second quarter of 2026, a $4.4 million decrease from the first quarter of 2026. This was primarily the result of a reversal of the $5.2 million FDIC special assessment recorded in the first quarter of 2024. The special assessments were in response to certain bank failures in 2023 and the reversal is based on the FDIC's final determination of losses to its Deposit Insurance Fund.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $84.3 million in the second quarter of 2026 compared to $73.6 million in the first quarter of 2026. The effective tax rates were 26.5% in the second quarter of 2026 compared to 24.4% in the first quarter of 2026. The effective tax rates were impacted by the tax effects related to share-based compensation which fluctuate based on the Company’s stock price and timing of employee stock option exercises and vesting of other share-based awards. The Company recorded net excess tax benefits of $140,000 in the second quarter of 2026, compared to net excess tax benefits of $6.6 million in the first quarter of 2026 related to share-based compensation.

BUSINESS SUMMARY

Community Banking

Through community banking, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the second quarter of 2026, community banking increased its commercial, commercial real estate and residential real estate loan portfolios.

Mortgage banking revenue was $27.4 million for the second quarter of 2026, an increase of $4.0 million compared to the first quarter of 2026. See Table 16 for more detail. Service charges on deposit accounts totaled $21.2 million in the second quarter of 2026 as compared to $21.0 million in the first quarter of 2026. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of June 30, 2026 indicating momentum for expected continued loan growth in the third quarter of 2026.

Specialty Finance

Through specialty finance, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolios were approximately $5.8 billion during the second quarter of 2026. Average balances increased by $361.6 million, as compared to the first quarter of 2026. The Company’s leasing divisions’ portfolio balances increased in the second quarter of 2026, with capital leases, loans, and equipment on operating leases of $3.1 billion, $1.2 billion, and $363.7 million as of June 30, 2026, respectively, compared to $3.0 billion, $1.2 billion, and $362.8 million as of March 31, 2026, respectively. Revenues from the Company’s out-sourced administrative services business were $1.3 million in the second quarter of 2026, which was relatively stable compared to the first quarter of 2026.

Wealth Management

Through wealth management, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, and securities brokerage services. Wealth management revenue totaled $39.9 million in the second quarter of 2026, a decrease as compared to the first quarter of 2026. At June 30, 2026, the Company’s wealth management subsidiaries had approximately $49.7 billion of assets under administration, which excludes assets owned by the Company and its subsidiary banks.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the second quarter of 2026, as compared to the first quarter of 2026 (sequential quarter) and second quarter of 2025 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 1st Quarter 2026	% or basis point (bp) change from 2nd Quarter 2025
	Three Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025
Net income	$233,693	$227,388	$195,527	3%	20%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	341,098	330,534	289,322	3	18
Net income per common share – Diluted	3.30	3.22	2.78	2	19
Cash dividends declared per common share	0.55	0.55	0.50	—	10
Net revenue (3)	738,635	713,166	670,783	4	10
Net interest income	597,366	579,024	546,694	3	9
Net interest margin	3.50%	3.54%	3.52%	(4) bps	(2) bps
Net interest margin – fully taxable-equivalent (non-GAAP)(2)	3.52	3.56	3.54	(4)	(2)
Net overhead ratio (4)	1.42	1.44	1.57	(2)	(15)
Return on average assets	1.30	1.32	1.19	(2)	11
Return on average common equity	12.82	12.76	12.07	6	75
Return on average tangible common equity (non-GAAP) (2)	14.91	14.89	14.44	2	47
At end of period
Total assets	$74,668,135	$72,157,433	$68,983,318	14%	8%
Total loans (5)	55,654,947	54,071,292	51,041,679	12	9
Total deposits	61,141,275	58,914,382	55,816,811	15	10
Total shareholders’ equity	7,525,116	7,378,100	7,225,696	8	4
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Selected Financial Condition Data (at end of period):
Total assets	$74,668,135	$72,157,433	$71,142,046	$69,629,638	$68,983,318
Total loans (1)	55,654,947	54,071,292	53,105,101	52,063,482	51,041,679
Total deposits	61,141,275	58,914,382	57,717,191	56,711,381	55,816,811
Total shareholders’ equity	7,525,116	7,378,100	7,258,715	7,045,757	7,225,696
Selected Statements of Income Data:
Net interest income	$597,366	$579,024	$583,874	$567,010	$546,694	$1,176,390	$1,073,168
Net revenue (2)	738,635	713,166	714,264	697,837	670,783	1,451,801	1,313,891
Net income	233,693	227,388	223,024	216,254	195,527	461,081	384,566
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	341,098	330,534	329,811	317,809	289,322	671,632	566,340
Net income per common share – Basic	3.34	3.26	3.21	2.82	2.82	6.60	5.55
Net income per common share – Diluted	3.30	3.22	3.15	2.78	2.78	6.52	5.47
Cash dividends declared per common share	0.55	0.55	0.50	0.50	0.50	1.10	1.00
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.50%	3.54%	3.52%	3.48%	3.52%	3.52%	3.53%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.52	3.56	3.54	3.50	3.54	3.54	3.55
Non-interest income to average assets	0.79	0.78	0.74	0.76	0.76	0.78	0.75
Non-interest expense to average assets	2.21	2.21	2.19	2.21	2.32	2.21	2.32
Net overhead ratio (4)	1.42	1.44	1.45	1.45	1.57	1.43	1.57
Return on average assets	1.30	1.32	1.27	1.26	1.19	1.31	1.19
Return on average common equity	12.82	12.76	12.63	11.58	12.07	12.79	12.14
Return on average tangible common equity (non-GAAP) (3)	14.91	14.89	14.83	13.74	14.44	14.90	14.57
Average total assets	$72,161,723	$70,089,123	$69,492,268	$68,303,036	$65,840,345	$71,131,148	$64,978,481
Average total shareholders’ equity	7,474,449	7,387,713	7,166,608	6,955,543	6,862,040	7,431,321	6,662,598
Average loans to average deposits ratio	92.6%	93.1%	92.4%	92.5%	93.0%	92.8%	92.7%
Period-end loans to deposits ratio	91.0	91.8	92.0	91.8	91.4
Common Share Data at end of period:
Market price per common share	$160.72	$138.94	$139.82	$132.44	$123.98
Book value per common share	105.26	103.10	102.03	98.87	95.43
Tangible book value per common share (non-GAAP) (3)	92.13	89.90	88.66	85.39	81.86
Common shares outstanding	67,455,414	67,437,300	66,974,913	66,961,209	66,937,732
Other Data at end of period:
Common equity to assets ratio	9.5%	9.6%	9.6%	9.5%	9.3%
Tangible common equity ratio (non-GAAP) (3)	8.4	8.5	8.5	8.3	8.0
Tier 1 leverage ratio (5)	9.8	9.8	9.6	9.5	10.2
Risk-based capital ratios:
Tier 1 capital ratio (5)	11.1	11.1	11.0	10.9	11.5
Common equity tier 1 capital ratio (5)	10.4	10.4	10.3	10.2	10.0
Total capital ratio (5)	12.4	12.6	12.4	12.4	13.0
Allowance for credit losses (6)	$481,189	$471,591	$460,465	$454,586	$457,461
Allowance for loan and unfunded lending-related commitment losses to total loans	0.86%	0.87%	0.87%	0.87%	0.90%
Number of:
Bank subsidiaries	16	16	16	16	16
Banking offices	210	209	209	208	208
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$595,790	$543,654	$467,874	$565,406	$695,501
Federal funds sold and securities purchased under resale agreements	65	65	64	63	63
Interest-bearing deposits with banks	3,573,915	3,051,665	3,180,553	3,422,452	4,569,618
Available-for-sale securities, at fair value	7,587,545	7,244,282	6,236,263	5,274,124	4,885,715
Held-to-maturity securities, at amortized cost	3,196,452	3,270,207	3,343,905	3,438,406	3,502,186
Equity securities with readily determinable fair value	65,815	63,786	63,770	63,445	273,722
Federal Home Loan Bank and Federal Reserve Bank stock	294,629	292,044	291,881	282,755	282,087
Mortgage loans held-for-sale, at fair value	407,495	383,405	340,745	333,883	299,606
Loans, net of unearned income	55,654,947	54,071,292	53,105,101	52,063,482	51,041,679
Allowance for loan losses	(402,952)	(390,651)	(379,283)	(386,622)	(391,654)
Net loans	55,251,995	53,680,641	52,725,818	51,676,860	50,650,025
Premises, software and equipment, net	778,958	777,603	781,611	775,425	776,324
Lease investments, net	363,664	362,766	360,646	301,000	289,768
Accrued interest receivable and other assets	1,666,474	1,596,617	1,617,682	1,614,674	1,610,025
Receivable on unsettled securities sales	—	—	835,275	978,209	240,039
Goodwill	797,219	797,658	797,960	797,639	798,144
Other acquisition-related intangible assets	88,119	93,040	97,999	105,297	110,495
Total assets	$74,668,135	$72,157,433	$71,142,046	$69,629,638	$68,983,318
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$11,796,736	$12,112,891	$11,423,701	$10,952,146	$10,877,166
Interest-bearing	49,344,539	46,801,491	46,293,490	45,759,235	44,939,645
Total deposits	61,141,275	58,914,382	57,717,191	56,711,381	55,816,811
Federal Home Loan Bank advances	3,450,680	3,451,309	3,451,309	3,151,309	3,151,309
Other borrowings	370,736	340,647	477,966	579,328	625,392
Subordinated notes	298,820	298,717	298,636	298,536	298,458
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Payable on unsettled securities purchases	—	—	—	—	39,105
Accrued interest payable and other liabilities	1,627,942	1,520,712	1,684,663	1,589,761	1,572,981
Total liabilities	67,143,019	64,779,333	63,883,331	62,583,881	61,757,622
Shareholders’ Equity:
Preferred stock	425,000	425,000	425,000	425,000	837,500
Common stock	67,581	67,563	67,062	67,042	67,025
Surplus	2,560,427	2,546,754	2,534,024	2,521,306	2,495,637
Treasury stock	(14,882)	(13,970)	(9,156)	(9,150)	(9,156)
Retained earnings	4,907,788	4,719,561	4,537,539	4,356,367	4,200,923
Accumulated other comprehensive loss	(420,798)	(366,808)	(295,754)	(314,808)	(366,233)
Total shareholders’ equity	7,525,116	7,378,100	7,258,715	7,045,757	7,225,696
Total liabilities and shareholders’ equity	$74,668,135	$72,157,433	$71,142,046	$69,629,638	$68,983,318

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Interest income
Interest and fees on loans	$822,981	$797,889	$822,494	$832,140	$797,997	$1,620,870	$1,566,359
Mortgage loans held-for-sale	6,169	4,615	5,607	4,757	4,872	10,784	9,118
Interest-bearing deposits with banks	20,916	19,150	27,190	34,992	34,317	40,066	71,083
Federal funds sold and securities purchased under resale agreements	5	64	77	75	276	69	455
Investment securities	105,716	100,278	95,461	86,426	78,053	205,994	150,069
Trading account securities	—	—	—	—	—	—	11
Federal Home Loan Bank and Federal Reserve Bank stock	5,625	5,564	5,497	5,444	5,393	11,189	10,700
Brokerage customer receivables	—	—	—	—	—	—	78
Total interest income	961,412	927,560	956,326	963,834	920,908	1,888,972	1,807,873
Interest expense
Interest on deposits	325,033	309,187	332,178	355,846	333,470	634,220	653,703
Interest on Federal Home Loan Bank advances	28,218	27,701	26,408	26,007	25,724	55,919	51,165
Interest on other borrowings	3,121	4,026	5,956	6,887	6,957	7,147	13,749
Interest on subordinated notes	3,739	3,719	3,737	3,717	3,735	7,458	7,449
Interest on junior subordinated debentures	3,935	3,903	4,173	4,367	4,328	7,838	8,639
Total interest expense	364,046	348,536	372,452	396,824	374,214	712,582	734,705
Net interest income	597,366	579,024	583,874	567,010	546,694	1,176,390	1,073,168
Provision for credit losses	23,134	29,594	27,588	21,768	22,234	52,728	46,197
Net interest income after provision for credit losses	574,232	549,430	556,286	545,242	524,460	1,123,662	1,026,971
Non-interest income
Wealth management	39,883	42,059	39,365	37,188	36,821	81,942	70,863
Mortgage banking	27,438	23,396	22,625	24,451	23,170	50,834	43,699
Service charges on deposit accounts	21,240	20,970	20,402	19,825	19,502	42,210	38,864
Gains (losses) on investment securities, net	1,845	(31)	1,505	2,972	650	1,814	3,846
Fees from covered call options	4,793	4,669	5,992	5,619	5,624	9,462	9,070
Trading gains (losses), net	70	10	(257)	172	151	80	87
Operating lease income, net	18,804	19,154	16,365	15,466	15,166	37,958	30,453
Other	27,196	23,915	24,393	25,134	23,005	51,111	43,841
Total non-interest income	141,269	134,142	130,390	130,827	124,089	275,411	240,723
Non-interest expense
Salaries and employee benefits	234,089	228,447	222,557	219,668	219,541	462,536	431,067
Software and equipment	39,288	35,654	36,096	35,027	36,522	74,942	71,239
Operating lease equipment	11,187	10,987	11,034	10,409	10,757	22,174	21,228
Occupancy, net	21,153	20,566	20,105	20,809	20,228	41,719	41,006
Data processing	10,659	11,266	11,809	11,329	12,110	21,925	23,384
Advertising and marketing	20,432	13,218	13,792	19,027	18,761	33,650	31,033
Professional fees	9,342	7,375	8,280	7,465	9,243	16,717	18,287
Amortization of other acquisition-related intangible assets	4,921	4,958	4,999	5,196	5,580	9,879	11,198
FDIC insurance	6,640	10,990	10,562	11,418	10,971	17,630	21,897
Other real estate owned (“OREO”) expenses, net	786	207	2,162	262	505	993	1,148
Other	39,040	38,964	43,057	39,418	37,243	78,004	76,064
Total non-interest expense	397,537	382,632	384,453	380,028	381,461	780,169	747,551
Income before taxes	317,964	300,940	302,223	296,041	267,088	618,904	520,143
Income tax expense	84,271	73,552	79,199	79,787	71,561	157,823	135,577
Net income	$233,693	$227,388	$223,024	$216,254	$195,527	$461,081	$384,566
Preferred stock dividends	8,367	8,367	8,367	13,295	6,991	16,734	13,982
Preferred stock redemption	—	—	—	14,046	—	—	—
Net income applicable to common shares	$225,326	$219,021	$214,657	$188,913	$188,536	$444,347	$370,584
Net income per common share - Basic	$3.34	$3.26	$3.21	$2.82	$2.82	$6.60	$5.55
Net income per common share - Diluted	$3.30	$3.22	$3.15	$2.78	$2.78	$6.52	$5.47
Cash dividends declared per common share	$0.55	$0.55	$0.50	$0.50	$0.50	$1.10	$1.00
Weighted average common shares outstanding	67,434	67,246	66,970	66,952	66,931	67,341	66,829
Dilutive potential common shares	852	851	1,143	1,028	888	852	903
Average common shares and dilutive common shares	68,286	68,097	68,113	67,980	67,819	68,193	67,732

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (1)
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2026 (2)	Jun 30, 2025
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$265,203	$249,350	$217,136	$211,360	$192,633	26%	38%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	142,292	134,055	123,609	122,523	106,973	25	33
Total mortgage loans held-for-sale	$407,495	$383,405	$340,745	$333,883	$299,606	25%	36%

Core loans:
Commercial
Commercial and industrial	$7,802,625	$7,620,239	$7,267,505	$7,135,083	$7,028,247	10%	11%
Asset-based lending	1,628,319	1,558,089	1,512,888	1,588,522	1,663,693	18	(2)
Municipal	866,012	839,633	868,958	804,986	771,785	13	12
Leases	3,114,901	3,002,014	2,921,366	2,834,563	2,757,331	15	13
Commercial real estate
Residential construction	52,590	53,097	54,753	60,923	59,027	(4)	(11)
Commercial construction	2,294,566	1,959,375	2,013,244	2,273,545	2,165,263	69	6
Land	308,509	311,470	341,585	323,685	304,827	(4)	1
Office	1,607,275	1,652,482	1,688,614	1,578,208	1,601,208	(11)	—
Industrial	3,405,641	3,323,977	3,167,768	2,912,547	2,824,889	10	21
Retail	1,475,949	1,469,658	1,436,252	1,478,861	1,452,351	2	2
Multi-family	3,299,607	3,565,419	3,445,507	3,306,597	3,200,578	(30)	3
Mixed use and other	1,826,470	1,826,808	1,793,013	1,684,841	1,683,867	(0)	8
Home equity	491,782	471,264	480,525	484,202	466,815	17	5
Residential real estate
Residential real estate loans for investment	4,411,357	4,319,941	4,171,439	4,019,046	3,814,715	8	16
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	76,334	83,036	84,706	75,088	80,800	(32)	(6)
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	55,001	62,189	61,087	49,736	53,267	(46)	3
Total core loans	$32,716,938	$32,118,691	$31,309,210	$30,610,433	$29,928,663	7%	9%

Niche loans:
Commercial
Franchise	$1,300,935	$1,293,639	$1,298,493	$1,298,140	$1,286,265	2%	1%
Mortgage warehouse lines of credit	1,897,762	1,800,972	1,515,003	1,204,661	1,232,530	22	54
Community Advantage - homeowners association	516,782	526,274	532,027	537,696	526,595	(7)	(2)
Insurance agency lending	1,153,975	1,122,361	1,128,446	1,140,691	1,120,985	11	3
Premium Finance receivables
U.S. property & casualty insurance	7,744,361	7,127,234	7,308,054	7,502,901	7,378,340	35	5
Canada property & casualty insurance	867,662	763,097	875,362	863,391	944,836	55	(8)
Life insurance	9,312,521	9,196,382	9,023,642	8,758,553	8,506,960	5	9
Consumer and other	144,011	122,642	114,864	147,016	116,505	70	24
Total niche loans	$22,938,009	$21,952,601	$21,795,891	$21,453,049	$21,113,016	18%	9%

Total loans, net of unearned income	$55,654,947	$54,071,292	$53,105,101	$52,063,482	$51,041,679	12%	9%
(1)NM - Not Meaningful.
(2)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2026 (1)	Jun 30, 2025
Balance:
Non-interest-bearing	$11,796,736	$12,112,891	$11,423,701	$10,952,146	$10,877,166	(10)%	8%
NOW and interest-bearing demand deposits	6,742,269	5,987,258	6,233,753	6,710,919	6,795,725	51	(1)
Wealth management deposits (2)	1,349,949	1,670,620	1,907,647	1,600,735	1,595,764	(77)	(15)
Money market	23,083,225	21,714,267	21,368,924	20,270,382	19,556,041	25	18
Savings	6,597,516	6,942,565	6,905,216	6,758,743	6,659,419	(20)	(1)
Time certificates of deposit	11,571,580	10,486,781	9,877,950	10,418,456	10,332,696	41	12
Total deposits	$61,141,275	$58,914,382	$57,717,191	$56,711,381	$55,816,811	15%	10%
Mix:
Non-interest-bearing	19%	20%	20%	19%	19%
NOW and interest-bearing demand deposits	11	10	11	12	12
Wealth management deposits (2)	2	3	3	3	3
Money market	38	37	37	36	35
Savings	11	12	12	12	12
Time certificates of deposit	19	18	17	18	19
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), and trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of June 30, 2026

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$5,548,778	3.57%
4-6 months	3,389,412	3.49
7-9 months	1,458,932	3.43
10-12 months	604,775	3.38
13-18 months	413,060	3.50
19-24 months	72,439	2.84
24+ months	84,184	2.61
Total	$11,571,580	3.51%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2026	2026	2025	2025	2025
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,412,081	$2,247,083	$2,842,829	$3,276,683	$3,308,199
Investment securities (2)	10,832,538	10,616,617	10,084,138	9,377,930	8,801,560
FHLB and FRB stock (3)	292,325	291,972	284,643	282,338	282,001
Liquidity management assets (4)	$13,536,944	$13,155,672	$13,211,610	$12,936,951	$12,391,760
Mortgage loans held-for-sale	402,175	317,047	357,672	295,365	310,534
Loans, net of unearned income (4) (5)	54,491,469	52,845,685	52,193,637	51,403,566	49,517,635
Total earning assets (4)	$68,430,588	$66,318,404	$65,762,919	$64,635,882	$62,219,929
Allowance for loan and investment security losses	(405,743)	(391,810)	(404,075)	(410,681)	(398,685)
Cash and due from banks	519,586	534,189	517,616	495,292	478,707
Other assets	3,617,292	3,628,340	3,615,808	3,582,543	3,540,394
Total assets	$72,161,723	$70,089,123	$69,492,268	$68,303,036	$65,840,345

NOW and interest-bearing demand deposits	$6,453,420	$6,081,218	$6,133,333	$6,687,292	$6,423,050
Wealth management deposits	1,485,347	1,858,560	1,925,808	1,604,142	1,552,989
Money market accounts	22,000,942	21,156,125	20,475,659	19,431,021	18,184,754
Savings accounts	6,707,916	6,921,251	6,814,263	6,723,325	6,578,698
Time deposits	10,938,312	9,782,112	10,045,136	10,319,719	9,841,702
Interest-bearing deposits	$47,585,937	$45,799,266	$45,394,199	$44,765,499	$42,581,193
FHLB advances (3)	3,450,773	3,451,312	3,203,483	3,151,310	3,151,310
Other borrowings	358,511	442,200	547,507	614,892	593,657
Subordinated notes	298,757	298,661	298,576	298,481	298,398
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$51,947,544	$50,245,005	$49,697,331	$49,083,748	$46,878,124
Non-interest-bearing deposits	11,273,344	10,963,887	11,080,254	10,791,709	10,643,798
Other liabilities	1,466,386	1,492,518	1,548,075	1,472,036	1,456,383
Equity	7,474,449	7,387,713	7,166,608	6,955,543	6,862,040
Total liabilities and shareholders’ equity	$72,161,723	$70,089,123	$69,492,268	$68,303,036	$65,840,345

Net free funds/contribution (6)	$16,483,044	$16,073,399	$16,065,588	$15,552,134	$15,341,805
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2026	2026	2025	2025	2025
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$20,921	$19,214	$27,267	$35,067	$34,593
Investment securities	106,346	100,864	96,122	87,101	78,733
FHLB and FRB stock (1)	5,625	5,564	5,497	5,444	5,393
Liquidity management assets (2)	$132,892	$125,642	$128,886	$127,612	$118,719
Mortgage loans held-for-sale	6,169	4,615	5,607	4,757	4,872
Loans, net of unearned income (2)	825,092	799,915	824,628	834,294	800,197
Total interest income	$964,153	$930,172	$959,121	$966,663	$923,788

Interest expense:
NOW and interest-bearing demand deposits	$32,318	$29,666	$31,681	$40,448	$37,517
Wealth management deposits	6,823	8,941	10,011	8,415	8,182
Money market accounts	165,035	155,299	163,585	169,831	155,890
Savings accounts	25,729	30,672	34,371	38,844	37,637
Time deposits	95,128	84,609	92,530	98,308	94,244
Interest-bearing deposits	$325,033	$309,187	$332,178	$355,846	$333,470
FHLB advances (1)	28,218	27,701	26,408	26,007	25,724
Other borrowings	3,121	4,026	5,956	6,887	6,957
Subordinated notes	3,739	3,719	3,737	3,717	3,735
Junior subordinated debentures	3,935	3,903	4,173	4,367	4,328
Total interest expense	$364,046	$348,536	$372,452	$396,824	$374,214

Less: Fully taxable-equivalent adjustment	(2,741)	(2,612)	(2,795)	(2,829)	(2,880)
Net interest income (GAAP) (3)	597,366	579,024	583,874	567,010	546,694
Fully taxable-equivalent adjustment	2,741	2,612	2,795	2,829	2,880
Net interest income, fully taxable-equivalent (non-GAAP) (3)	$600,107	$581,636	$586,669	$569,839	$549,574
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	3.48%	3.47%	3.81%	4.25%	4.19%
Investment securities	3.94	3.85	3.78	3.68	3.59
FHLB and FRB stock (1)	7.72	7.73	7.66	7.65	7.67
Liquidity management assets	3.94%	3.87%	3.87%	3.91%	3.84%
Mortgage loans held-for-sale	6.15	5.90	6.22	6.39	6.29
Loans, net of unearned income	6.07	6.14	6.27	6.44	6.48
Total earning assets	5.65%	5.69%	5.79%	5.93%	5.96%

Rate paid on:
NOW and interest-bearing demand deposits	2.01%	1.98%	2.05%	2.40%	2.34%
Wealth management deposits	1.84	1.95	2.06	2.08	2.11
Money market accounts	3.01	2.98	3.17	3.47	3.44
Savings accounts	1.54	1.80	2.00	2.29	2.29
Time deposits	3.49	3.51	3.65	3.78	3.84
Interest-bearing deposits	2.74%	2.74%	2.90%	3.15%	3.14%
FHLB advances	3.28	3.26	3.27	3.27	3.27
Other borrowings	3.49	3.69	4.32	4.44	4.70
Subordinated notes	5.02	5.05	4.97	4.94	5.02
Junior subordinated debentures	6.22	6.24	6.53	6.83	6.85
Total interest-bearing liabilities	2.81%	2.81%	2.97%	3.21%	3.20%

Interest rate spread (2) (3)	2.84%	2.88%	2.82%	2.72%	2.76%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Net free funds/contribution (4)	0.68	0.68	0.72	0.78	0.78
Net interest margin (GAAP) (3)	3.50%	3.54%	3.52%	3.48%	3.52%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin, fully taxable-equivalent (non-GAAP) (3)	3.52%	3.56%	3.54%	3.50%	3.54%
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for six months ended,		Interest for six months ended,		Yield/Rate for six months ended,
(Dollars in thousands)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,330,038	$3,413,538	$40,135	$71,538	3.47%	4.23%
Investment securities (2)	10,725,174	8,606,730	207,210	151,439	3.90	3.55
FHLB and FRB stock (3)	292,149	281,853	11,189	10,700	7.72	7.66
Liquidity management assets (4) (5)	$13,347,361	$12,302,121	$258,534	$233,677	3.91%	3.83%
Other earning assets (4) (5) (6)	—	6,533	—	92	—	2.84
Mortgage loans held-for-sale	359,846	298,688	10,784	9,118	6.04	6.16
Loans, net of unearned income (4) (5) (7)	53,673,123	48,680,160	1,625,007	1,570,765	6.11	6.51
Total earning assets (5)	$67,380,330	$61,287,502	$1,894,325	$1,813,652	5.67%	5.97%
Allowance for loan and investment security losses	(398,815)	(387,092)
Cash and due from banks	526,847	477,571
Other assets	3,622,786	3,600,500
Total assets	$71,131,148	$64,978,481

NOW and interest-bearing demand deposits	$6,268,347	$6,235,661	$61,985	$71,117	1.99%	2.30%
Wealth management deposits	1,670,923	1,563,675	15,764	16,788	1.90	2.17
Money market accounts	21,580,867	17,884,615	320,334	302,264	2.99	3.41
Savings accounts	6,813,994	6,529,345	56,401	73,560	1.67	2.27
Time deposits	10,363,406	9,625,117	179,736	189,974	3.50	3.98
Interest-bearing deposits	$46,697,537	$41,838,413	$634,220	$653,703	2.74%	3.15%
FHLB advances (3)	3,451,041	3,151,310	55,919	51,165	3.27	3.27
Other borrowings	400,124	587,930	7,147	13,749	3.60	4.72
Subordinated notes	298,709	298,353	7,458	7,449	5.04	5.04
Junior subordinated debentures	253,566	253,566	7,838	8,639	6.23	6.87
Total interest-bearing liabilities	$51,100,977	$46,129,572	$712,582	$734,705	2.81%	3.21%
Non-interest-bearing deposits	11,119,470	10,687,733
Other liabilities	1,479,380	1,498,578
Equity	7,431,321	6,662,598
Total liabilities and shareholders’ equity	$71,131,148	$64,978,481
Interest rate spread (5) (8)					2.86%	2.76%
Less: Fully taxable-equivalent adjustment			(5,353)	(5,779)	(0.02)	(0.02)
Net free funds/contribution (9)	$16,279,353	$15,157,930			0.68	0.79
Net interest income/margin (GAAP) (5)			$1,176,390	$1,073,168	3.52%	3.53%
Fully taxable-equivalent adjustment			5,353	5,779	0.02	0.02
Net interest income/margin, fully taxable-equivalent (non-GAAP) (5)			$1,181,743	$1,078,947	3.54%	3.55%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(5)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(6)Other earning assets include brokerage customer receivables and trading account securities.
(7)Loans, net of unearned income, include non-accrual loans.
(8)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(9)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points as compared to projected net interest income in a scenario with no assumed rate changes. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Jun 30, 2026	(2.4)%	(1.1)%	(0.1)%	(0.1)%
Mar 31, 2026	(0.8)	(0.1)	(1.0)	(1.9)
Dec 31, 2025	(1.6)	(0.5)	(0.5)	(0.8)
Sep 30, 2025	(2.3)	(0.8)	0.0	(0.4)
Jun 30, 2025	(1.5)	(0.4)	(0.2)	(1.2)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Jun 30, 2026	(0.2)%	(0.1)%	(0.2)%	(0.4)%
Mar 31, 2026	(0.1)	0.0	(0.1)	(0.3)
Dec 31, 2025	(0.0)	0.1	(0.1)	(0.2)
Sep 30, 2025	(0.2)	(0.1)	0.1	(0.1)
Jun 30, 2025	0.0	0.0	(0.1)	(0.4)

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to remain relatively neutral. Management has taken action to reposition its sensitivity to interest rates to stabilize net interest margin following the rise in short term interest rates in 2022 and 2023. To this end, management has executed various derivative instruments including collars, floors and receive-fixed swaps to hedge variable-rate loan exposures. The Company will continue to monitor current and projected interest rates and may execute additional derivatives to mitigate potential fluctuations in the net interest margin in future periods.

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of June 30, 2026	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$615,590	$4,170,452	$2,191,702	$53,448	$7,031,192
Variable rate	11,248,473	1,646	—	—	11,250,119
Total commercial	$11,864,063	$4,172,098	$2,191,702	$53,448	$18,281,311
Commercial real estate
Fixed rate	$930,512	$2,655,051	$341,069	$70,710	$3,997,342
Variable rate	10,262,509	10,692	64	—	10,273,265
Total commercial real estate	$11,193,021	$2,665,743	$341,133	$70,710	$14,270,607
Home equity
Fixed rate	$8,900	$982	$29	$6	$9,917
Variable rate	481,865	—	—	—	481,865
Total home equity	$490,765	$982	$29	$6	$491,782
Residential real estate
Fixed rate	$18,332	$7,134	$63,647	$1,042,536	$1,131,649
Variable rate	133,698	822,226	2,455,119	—	3,411,043
Total residential real estate	$152,030	$829,360	$2,518,766	$1,042,536	$4,542,692
Premium finance receivables - property & casualty
Fixed rate	$8,456,306	$155,717	$—	$—	$8,612,023
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$8,456,306	$155,717	$—	$—	$8,612,023
Premium finance receivables - life insurance
Fixed rate	$22,418	$82,894	$—	$—	$105,312
Variable rate	9,207,209	—	—	—	9,207,209
Total premium finance receivables - life insurance	$9,229,627	$82,894	$—	$—	$9,312,521
Consumer and other
Fixed rate	$47,737	$7,565	$1,185	$838	$57,325
Variable rate	86,686	—	—	—	86,686
Total consumer and other	$134,423	$7,565	$1,185	$838	$144,011

Total per category
Fixed rate	$10,099,795	$7,079,795	$2,597,632	$1,167,538	$20,944,760
Variable rate	31,420,440	834,564	2,455,183	—	34,710,187
Total loans, net of unearned income	$41,520,235	$7,914,359	$5,052,815	$1,167,538	$55,654,947
Less: Existing cash flow hedging derivatives (1)	(6,900,000)
Total loans repricing or maturing in one year or less, adjusted for cash flow hedging activity	$34,620,235

Variable Rate Loan Pricing by Index:
SOFR tenors (2)					$22,627,412
12- month CMT (3)					8,176,185
Prime					3,125,303
Fed Funds					546,049
Other U.S. Treasury tenors					130,340
Other					104,898
Total variable rate					$34,710,187
(1)Excludes cash flow hedges with future effective starting dates and those that have matured as of June 30, 2026. The $6.90 billion of cash flow hedging derivatives includes receive fixed swaps, collars and floors of which $5.95 billion were impacting the cash flows of loans indexed to one-month SOFR as of June 30, 2026.
(2)SOFR - Secured Overnight Financing Rate.
(3)CMT - Constant Maturity Treasury Rate.

12M CMT
1M SOFR
Prime
SOFR & CMT
PRIME
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
8.00
7.00
6.00
5.00
4.00
3.00
6/30/2025
7/31/2025
8/31/2025
9/30/2025
10/31/2025
11/30/2025
12/31/2025
1/31/2026
2/28/2026
3/31/2026
4/30/2026
5/31/2026
6/30/2026

	6/30/2025	7/31/2025	8/31/2025	9/30/2025	10/31/2025	11/30/2025	12/31/2025	1/31/2026	2/28/2026	3/31/2026	4/30/2026	5/31/2026	6/30/2026
1M SOFR	4.32	4.35	4.27	4.13	4.00	3.86	3.69	3.67	3.67	3.66	3.65	3.62	3.65
12M CMT	3.96	4.10	3.83	3.68	3.70	3.61	3.48	3.48	3.48	3.68	3.72	3.79	3.98
Prime	7.50	7.50	7.50	7.25	7.00	7.00	6.75	6.75	6.75	6.75	6.75	6.75	6.75
Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate, which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $20.0 billion tied to one-month SOFR and $8.2 billion tied to twelve-month CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		12- month CMT		Prime
Second Quarter 2026	(1)	bps	30	bps	—	bps
First Quarter 2026	(3)		20		—
Fourth Quarter 2025	(44)		(20)		(50)
Third Quarter 2025	(19)		(28)		(25)
Second Quarter 2025	—		(7)		—

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Allowance for credit losses at beginning of period	$471,591	$460,465	$454,586	$457,461	$448,387	$460,465	$437,060
Provision for credit losses	23,134	29,594	27,588	21,768	22,234	52,728	46,197
Other adjustments	(90)	(50)	71	(88)	180	(140)	184
Charge-offs:
Commercial	10,837	8,428	12,894	21,597	6,148	19,265	15,870
Commercial real estate	707	7,260	5,625	144	5,711	7,967	6,165
Home equity	—	—	—	27	111	—	111
Residential real estate	163	350	—	26	—	513	—
Premium finance receivables - property & casualty	5,403	7,431	8,354	6,860	6,346	12,834	13,460
Premium finance receivables - life insurance	—	—	—	18	—	—	12
Consumer and other	172	180	203	174	179	352	326
Total charge-offs	17,282	23,649	27,076	28,846	18,495	40,931	35,944
Recoveries:
Commercial	1,710	1,419	956	1,449	1,746	3,129	2,675
Commercial real estate	5	6	4	241	10	11	22
Home equity	16	303	28	104	30	319	246
Residential real estate	1	1	1	1	2	2	138
Premium finance receivables - property & casualty	2,076	3,437	4,275	2,459	3,335	5,513	6,822
Premium finance receivables - life insurance	—	—	—	—	—	—	—
Consumer and other	28	65	32	37	32	93	61
Total recoveries	3,836	5,231	5,296	4,291	5,155	9,067	9,964
Net charge-offs	(13,446)	(18,418)	(21,780)	(24,555)	(13,340)	(31,864)	(25,980)
Allowance for credit losses at period end	$481,189	$471,591	$460,465	$454,586	$457,461	$481,189	$457,461

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.20%	0.17%	0.29%	0.49%	0.11%	0.19%	0.17%
Commercial real estate	0.02	0.21	0.16	(0.00)	0.17	0.11	0.10
Home equity	(0.01)	(0.26)	(0.02)	(0.06)	0.07	(0.13)	(0.06)
Residential real estate	0.01	0.03	(0.00)	0.00	(0.00)	0.02	(0.01)
Premium finance receivables - property & casualty	0.16	0.20	0.20	0.20	0.16	0.18	0.18
Premium finance receivables - life insurance	—	—	—	0.00	—	—	0.00
Consumer and other	0.42	0.35	0.47	0.40	0.44	0.38	0.44
Total loans, net of unearned income	0.10%	0.14%	0.17%	0.19%	0.11%	0.12%	0.11%

Loans at period end	$55,654,947	$54,071,292	$53,105,101	$52,063,482	$51,041,679
Allowance for loan losses as a percentage of loans at period end	0.72%	0.72%	0.71%	0.74%	0.77%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.86	0.87	0.87	0.87	0.90
PCD - Purchase Credit Deteriorated

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(In thousands)	2026	2026	2025	2025	2025	2026	2025
Provision for loan losses - Other	$25,837	$29,836	$14,369	$19,610	$26,607	$55,673	$53,433
Provision for unfunded lending-related commitments losses - Other	(2,666)	(239)	13,354	2,160	(4,325)	(2,905)	(7,177)
Provision for held-to-maturity securities losses	(37)	(3)	(135)	(2)	(48)	(40)	(59)
Provision for credit losses	$23,134	$29,594	$27,588	$21,768	$22,234	$52,728	$46,197

Allowance for loan losses	$402,952	$390,651	$379,283	$386,622	$391,654
Allowance for unfunded lending-related commitments losses	78,017	80,683	80,922	67,569	65,409
Allowance for loan losses and unfunded lending-related commitments losses	480,969	471,334	460,205	454,191	457,063
Allowance for held-to-maturity securities losses	220	257	260	395	398
Allowance for credit losses	$481,189	$471,591	$460,465	$454,586	$457,461
PCD - Purchase Credit Deteriorated

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of June 30, 2026, March 31, 2026 and December 31, 2025.

	As of Jun 30, 2026			As of Mar 31, 2026			As of Dec 31, 2025
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial	$18,281,311	$234,809	1.28%	$17,763,221	$210,959	1.19%	$17,044,686	$178,545	1.05%
Commercial real estate:
Construction and development	2,655,665	67,343	2.54	2,323,942	74,092	3.19	2,409,582	93,106	3.86
Non-construction	11,614,942	142,605	1.23	11,838,344	150,778	1.27	11,531,154	153,827	1.33
Total commercial real estate	$14,270,607	$209,948	1.47%	$14,162,286	$224,870	1.59%	$13,940,736	$246,933	1.77%
Total commercial and commercial real estate	$32,551,918	$444,757	1.37%	$31,925,507	$435,829	1.37%	$30,985,422	$425,478	1.37%
Home equity	491,782	10,004	2.03	471,264	10,213	2.17	480,525	10,402	2.16
Residential real estate	4,542,692	13,257	0.29	4,465,166	13,081	0.29	4,317,232	12,519	0.29
Premium finance receivables - property & casualty	8,612,023	11,142	0.13	7,890,331	10,591	0.13	8,183,416	10,226	0.12
Premium finance receivables - life insurance	9,312,521	810	0.01	9,196,382	800	0.01	9,023,642	785	0.01
Consumer and other	144,011	999	0.69	122,642	820	0.67	114,864	795	0.69
Total loans, net of unearned income	$55,654,947	$480,969	0.86%	$54,071,292	$471,334	0.87%	$53,105,101	$460,205	0.87%

Total core loans (1)	$32,716,938	$406,752	1.24%	$32,118,691	$408,892	1.27%	$31,309,210	$412,714	1.32%
Total niche loans (1)	22,938,009	74,217	0.32	21,952,601	62,442	0.28	21,795,891	47,491	0.22
(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Loan Balances:
Commercial
Nonaccrual	$90,642	$87,750	$78,059	$66,577	$80,877
90+ days and still accruing	—	—	—	—	—
60-89 days past due	14,851	9,996	22,952	12,190	34,855
30-59 days past due	38,292	90,389	90,205	36,136	45,103
Current	18,137,526	17,575,086	16,853,470	16,429,439	16,226,596
Total commercial	$18,281,311	$17,763,221	$17,044,686	$16,544,342	$16,387,431
Commercial real estate
Nonaccrual	$17,220	$16,757	$25,147	$28,202	$32,828
90+ days and still accruing	—	—	—	—	—
60-89 days past due	14,879	17,133	19,529	14,119	11,257
30-59 days past due	60,451	54,143	65,601	83,055	51,173
Current	14,178,057	14,074,253	13,830,459	13,493,831	13,196,752
Total commercial real estate	$14,270,607	$14,162,286	$13,940,736	$13,619,207	$13,292,010
Home equity
Nonaccrual	$1,177	$1,142	$1,221	$1,295	$1,780
90+ days and still accruing	—	—	—	—	—
60-89 days past due	690	463	1,112	246	138
30-59 days past due	878	2,012	2,818	2,294	2,971
Current	489,037	467,647	475,374	480,367	461,926
Total home equity	$491,782	$471,264	$480,525	$484,202	$466,815
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$131,335	$145,225	$145,793	$124,824	$134,067
Nonaccrual	25,910	27,360	32,862	28,942	28,047
90+ days and still accruing	—	—	—	—	—
60-89 days past due	3,310	129	7,562	8,829	8,954
30-59 days past due	—	30,854	24,908	95	38
Current	4,382,137	4,261,598	4,106,107	3,981,180	3,777,676
Total residential real estate	$4,542,692	$4,465,166	$4,317,232	$4,143,870	$3,948,782
Premium finance receivables - property & casualty
Nonaccrual	$28,061	$33,891	$29,354	$24,512	$30,404
90+ days and still accruing	16,003	15,823	19,115	13,006	14,350
60-89 days past due	18,198	16,188	29,294	23,527	25,641
30-59 days past due	25,864	47,936	57,685	38,133	29,460
Current	8,523,897	7,776,493	8,047,968	8,267,114	8,223,321
Total Premium finance receivables - property & casualty	$8,612,023	$7,890,331	$8,183,416	$8,366,292	$8,323,176
Premium finance receivables - life insurance
Nonaccrual	$—	$—	$—	$—	$—
90+ days and still accruing	—	—	—	—	327
60-89 days past due	2,908	22,690	13,887	34,016	11,202
30-59 days past due	8,606	58,760	22,806	34,506	34,403
Current	9,301,007	9,114,932	8,986,949	8,690,031	8,461,028
Total Premium finance receivables - life insurance	$9,312,521	$9,196,382	$9,023,642	$8,758,553	$8,506,960
Consumer and other
Nonaccrual	$113	$16	$8	$38	$41
90+ days and still accruing	145	10	42	60	184
60-89 days past due	195	130	466	49	61
30-59 days past due	1,253	230	643	159	175
Current	142,305	122,256	113,705	146,710	116,044
Total consumer and other	$144,011	$122,642	$114,864	$147,016	$116,505
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$131,335	$145,225	$145,793	$124,824	$134,067
Nonaccrual	163,123	166,916	166,651	149,566	173,977
90+ days and still accruing	16,148	15,833	19,157	13,066	14,861
60-89 days past due	55,031	66,729	94,802	92,976	92,108
30-59 days past due	135,344	284,324	264,666	194,378	163,323
Current	55,153,966	53,392,265	52,414,032	51,488,672	50,463,343
Total loans, net of unearned income	$55,654,947	$54,071,292	$53,105,101	$52,063,482	$51,041,679
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS (1)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2026	2026	2025	2025	2025
Loans past due greater than 90 days and still accruing:
Commercial	$—	$—	$—	$—	$—
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	16,003	15,823	19,115	13,006	14,350
Premium finance receivables - life insurance	—	—	—	—	327
Consumer and other	145	10	42	60	184
Total loans past due greater than 90 days and still accruing	16,148	15,833	19,157	13,066	14,861
Non-accrual loans:
Commercial	90,642	87,750	78,059	66,577	80,877
Commercial real estate	17,220	16,757	25,147	28,202	32,828
Home equity	1,177	1,142	1,221	1,295	1,780
Residential real estate	25,910	27,360	32,862	28,942	28,047
Premium finance receivables - property & casualty	28,061	33,891	29,354	24,512	30,404
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	113	16	8	38	41
Total non-accrual loans	163,123	166,916	166,651	149,566	173,977
Total non-performing loans:
Commercial	90,642	87,750	78,059	66,577	80,877
Commercial real estate	17,220	16,757	25,147	28,202	32,828
Home equity	1,177	1,142	1,221	1,295	1,780
Residential real estate	25,910	27,360	32,862	28,942	28,047
Premium finance receivables - property & casualty	44,064	49,714	48,469	37,518	44,754
Premium finance receivables - life insurance	—	—	—	—	327
Consumer and other	258	26	50	98	225
Total non-performing loans	$179,271	$182,749	$185,808	$162,632	$188,838
Other real estate owned	15,940	17,439	20,839	24,832	23,615
Total non-performing assets	$195,211	$200,188	$206,647	$187,464	$212,453
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.50%	0.49%	0.46%	0.40%	0.49%
Commercial real estate	0.12	0.12	0.18	0.21	0.25
Home equity	0.24	0.24	0.25	0.27	0.38
Residential real estate	0.57	0.61	0.76	0.70	0.71
Premium finance receivables - property & casualty	0.51	0.63	0.59	0.45	0.54
Premium finance receivables - life insurance	—	—	—	—	0.00
Consumer and other	0.18	0.02	0.04	0.07	0.19
Total loans, net of unearned income	0.32%	0.34%	0.35%	0.31%	0.37%
Total non-performing assets as a percentage of total assets	0.26%	0.28%	0.29%	0.27%	0.31%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	294.85%	282.38%	276.15%	303.67%	262.71%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(In thousands)	2026	2026	2025	2025	2025	2026	2025
Balance at beginning of period	$182,749	$185,808	$162,632	$188,838	$172,390	$185,808	$170,823
Additions from becoming non-performing in the respective period	31,070	24,969	46,198	34,805	48,651	56,039	76,372
Return to performing status	(1,671)	(3,663)	(2,937)	(3,399)	(6,896)	(5,334)	(8,103)
Payments received	(19,503)	(13,780)	(13,734)	(28,052)	(5,602)	(33,283)	(21,567)
Transfer to OREO or other assets	—	(868)	(286)	(348)	(2,247)	(868)	(2,247)
Charge-offs, net	(7,860)	(10,930)	(16,998)	(21,526)	(11,734)	(18,790)	(20,334)
Net change for premium finance receivables	(5,514)	1,213	10,933	(7,686)	(5,724)	(4,301)	(6,106)
Balance at end of period	$179,271	$182,749	$185,808	$162,632	$188,838	$179,271	$188,838

Other Real Estate Owned

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands)	2026	2026	2025	2025	2025
Balance at beginning of period	$17,439	$20,839	$24,832	$23,615	$22,625
Disposals/resolved	(1,499)	(4,760)	(2,141)	—	—
Transfers in at fair value, less costs to sell	—	1,360	—	1,217	1,315
Fair value adjustments	—	—	(1,852)	—	(325)
Balance at end of period	$15,940	$17,439	$20,839	$24,832	$23,615

	Period End
(In thousands)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Balance by Property Type:	2026	2026	2025	2025	2025
Residential real estate	$—	$—	$—	$—	$—
Commercial real estate	15,940	17,439	20,839	24,832	23,615
Total	$15,940	$17,439	$20,839	$24,832	$23,615

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q2 2026 compared to Q1 2026		Q2 2026 compared to Q2 2025
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2026	2026	2025	2025	2025	$ Change	% Change	$ Change	% Change
Brokerage	$4,985	$5,301	$5,384	$4,426	$4,212	$(316)	(6)%	$773	18%
Trust and asset management	34,898	36,758	33,981	32,762	32,609	(1,860)	(5)	2,289	7
Total wealth management	39,883	42,059	39,365	37,188	36,821	(2,176)	(5)	3,062	8
Mortgage banking	27,438	23,396	22,625	24,451	23,170	4,042	17	4,268	18
Service charges on deposit accounts	21,240	20,970	20,402	19,825	19,502	270	1	1,738	9
Gains (losses) on investment securities, net	1,845	(31)	1,505	2,972	650	1,876	NM	1,195	NM
Fees from covered call options	4,793	4,669	5,992	5,619	5,624	124	3	(831)	(15)
Trading gains (losses), net	70	10	(257)	172	151	60	NM	(81)	(54)
Operating lease income, net	18,804	19,154	16,365	15,466	15,166	(350)	(2)	3,638	24
Other:
Interest rate swap fees	3,117	4,041	4,664	3,909	3,010	(924)	(23)	107	4
BOLI	3,216	948	1,915	1,591	2,257	2,268	NM	959	42
Administrative services	1,341	1,243	1,352	1,240	1,315	98	8	26	2
Foreign currency remeasurement gains (losses)	253	(368)	322	(416)	658	621	NM	(405)	(62)
Changes in fair value on EBOs and loans held-for-investment	(373)	(287)	(1,702)	1,452	172	(86)	(30)	(545)	NM
Early pay-offs of capital leases	1,054	1,198	581	519	400	(144)	(12)	654	NM
Miscellaneous	18,588	17,140	17,261	16,839	15,193	1,448	8	3,395	22
Total Other	27,196	23,915	24,393	25,134	23,005	3,281	14	4,191	18
Total Non-Interest Income	$141,269	$134,142	$130,390	$130,827	$124,089	$7,127	5%	$17,180	14%

	Six Months Ended		2026 compared to 2025
	Jun 30,	Jun 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Brokerage	$10,286	$8,969	$1,317	15%
Trust and asset management	71,656	61,894	9,762	16
Total wealth management	81,942	70,863	11,079	16
Mortgage banking	50,834	43,699	7,135	16
Service charges on deposit accounts	42,210	38,864	3,346	9
Gains on investment securities, net	1,814	3,846	(2,032)	(53)
Fees from covered call options	9,462	9,070	392	4
Trading gains, net	80	87	(7)	(8)
Operating lease income, net	37,958	30,453	7,505	25
Other:
Interest rate swap fees	7,158	5,279	1,879	36
BOLI	4,164	3,053	1,111	36
Administrative services	2,584	2,708	(124)	(5)
Foreign currency remeasurement (losses) gains	(115)	475	(590)	NM
Changes in fair value on EBOs and loans held-for-investment	(660)	555	(1,215)	NM
Early pay-offs of capital leases	2,252	1,168	1,084	93
Miscellaneous	35,728	30,603	5,125	17
Total Other	51,111	43,841	7,270	17
Total Non-Interest Income	$275,411	$240,723	$34,688	14%
NM - Not meaningful.
BOLI - Bank-owned life insurance.
EBO - Early buy-out.

TABLE 16: MORTGAGE BANKING

	Three Months Ended
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Originations:
Retail originations	$660,325	$441,749	$589,139	$505,793	$523,759
Veterans First originations	174,644	152,244	208,054	137,600	157,787
Total originations for sale (A)	$834,969	$593,993	$797,193	$643,393	$681,546
Originations for investment	315,487	371,540	364,988	351,012	422,926
Total originations	$1,150,456	$965,533	$1,162,181	$994,405	$1,104,472
As a percentage of originations for sale:
Retail originations	79%	74%	74%	79%	77%
Veterans First originations	21	26	26	21	23
Purchases	74%	52%	52%	77%	74%
Refinances	26	48	48	23	26
Production Margin:
Production revenue (B) (1)	$13,150	$13,028	$10,878	$15,388	$13,380
Total originations for sale (A)	$834,969	$593,993	$797,193	$643,393	$681,546
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	171,656	218,156	122,804	307,932	163,664
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	218,156	122,804	307,932	163,664	197,297
Total mortgage production volume (C)	$788,469	$689,345	$612,065	$787,661	$647,913
Production margin (B / C)	1.67%	1.89%	1.78%	1.95%	2.07%
Mortgage Servicing:
Loans serviced for others (D)	$12,669,679	$12,534,513	$12,608,694	$12,524,131	$12,470,924
Mortgage Servicing Rights (“MSR”), at fair value (E)	201,903	195,276	195,023	190,938	193,061
Percentage of MSRs to loans serviced for others (E / D)	1.59%	1.56%	1.55%	1.52%	1.55%
Servicing income	$10,724	$10,353	$10,185	$10,112	$10,520
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$195,276	$195,023	$190,938	$193,061	$196,307
MSR - current period capitalization	8,745	6,434	9,150	5,829	6,336
MSR - collection of expected cash flows - paydowns	(1,684)	(1,620)	(1,550)	(1,554)	(1,516)
MSR - collection of expected cash flows - payoffs and repurchases	(4,815)	(5,021)	(6,250)	(4,050)	(4,100)
MSR - changes in fair value model assumptions	4,381	460	2,735	(2,348)	(3,966)
MSR Fair Value at end of period	$201,903	$195,276	$195,023	$190,938	$193,061
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$13,150	$13,028	$10,878	$15,388	$13,380
MSR - Current period capitalization	8,745	6,434	9,150	5,829	6,336
MSR - Collection of expected cash flows - paydowns	(1,684)	(1,620)	(1,550)	(1,554)	(1,516)
MSR - Collection of expected cash flows - payoffs and repurchases	(4,815)	(5,021)	(6,250)	(4,050)	(4,100)
Servicing Income	10,724	10,353	10,185	10,112	10,520
Other Revenue	72	(45)	(17)	(345)	(79)
Total operational mortgage banking revenue	$26,192	$23,129	$22,396	$25,380	$24,541
Fair Value:
MSR - changes in fair value model assumptions	$4,381	$460	$2,735	$(2,348)	$(3,966)
(Loss) gain on derivative contract held as an economic hedge, net	(3,396)	(900)	(2,425)	265	2,535
Changes in FV on early buy-out loans guaranteed by US Govt held-for-sale	261	707	(81)	1,154	60
Total fair value mortgage banking revenue	$1,246	$267	$229	$(929)	$(1,371)
Total mortgage banking revenue	$27,438	$23,396	$22,625	$24,451	$23,170
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

	Six Months Ended
(Dollars in thousands)	Jun 30, 2026	Jun 30, 2025
Originations:
Retail originations	$1,102,074	$872,227
Veterans First originations	326,888	269,772
Total originations for sale (A)	$1,428,962	$1,141,999
Originations for investment	687,027	640,103
Total originations	$2,115,989	$1,782,102
As a percentage of originations for sale:
Retail originations	77%	76%
Veterans First originations	23	24
Purchases	65%	75%
Refinances	35	25
Production Margin:
Production revenue (B) (1)	$26,178	$23,321
Total originations for sale (A)	$1,428,962	$1,141,999
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	171,656	163,664
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	122,804	103,946
Total mortgage production volume (C)	$1,477,814	$1,201,717
Production margin (B / C)	1.77%	1.94%
Mortgage Servicing:
Loans serviced for others (D)	$12,669,679	$12,470,924
MSRs, at fair value (E)	201,903	193,061
Percentage of MSRs to loans serviced for others (E / D)	1.59%	1.55%
Servicing income	$21,077	$21,131
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$195,023	$203,788
MSR - current period capitalization	15,179	11,005
MSR - collection of expected cash flows - paydowns	(3,304)	(3,106)
MSR - collection of expected cash flows - payoffs and repurchases	(9,836)	(7,146)
MSR - changes in fair value model assumptions	4,841	(11,480)
MSR Fair Value at end of period	$201,903	$193,061
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$26,178	$23,321
MSR - Current period capitalization	15,179	11,005
MSR - Collection of expected cash flows - paydowns	(3,304)	(3,106)
MSR - Collection of expected cash flows - payoffs and repurchases	(9,836)	(7,146)
Servicing Income	21,077	21,131
Other Revenue	27	(251)
Total operational mortgage banking revenue	$49,321	$44,954
Fair Value:
MSR - changes in fair value model assumptions	$4,841	$(11,480)
(Loss) gain on derivative contract held as an economic hedge, net	(4,296)	7,432
Changes in FV on early buy-out loans guaranteed by US Govt held-for-sale	968	2,793
Total fair value mortgage banking revenue	$1,513	$(1,255)
Total mortgage banking revenue	$50,834	$43,699
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q2 2026 compared to Q1 2026		Q2 2026 compared to Q2 2025
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2026	2026	2025	2025	2025	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$129,875	$129,086	$124,856	$124,623	$123,174	$789	1%	$6,701	5%
Commissions and incentive compensation	62,463	57,407	57,117	56,244	55,871	5,056	9	6,592	12
Benefits	41,751	41,954	40,584	38,801	40,496	(203)	—	1,255	3
Total salaries and employee benefits	234,089	228,447	222,557	219,668	219,541	5,642	2	14,548	7
Software and equipment	39,288	35,654	36,096	35,027	36,522	3,634	10	2,766	8
Operating lease equipment	11,187	10,987	11,034	10,409	10,757	200	2	430	4
Occupancy, net	21,153	20,566	20,105	20,809	20,228	587	3	925	5
Data processing	10,659	11,266	11,809	11,329	12,110	(607)	(5)	(1,451)	(12)
Advertising and marketing	20,432	13,218	13,792	19,027	18,761	7,214	55	1,671	9
Professional fees	9,342	7,375	8,280	7,465	9,243	1,967	27	99	1
Amortization of other acquisition-related intangible assets	4,921	4,958	4,999	5,196	5,580	(37)	(1)	(659)	(12)
FDIC insurance	11,796	10,990	11,061	11,418	10,971	806	7	825	8
FDIC insurance - special assessment	(5,156)	—	(499)	—	—	(5,156)	(100)	(5,156)	(100)
OREO expense, net	786	207	2,162	262	505	579	NM	281	56
Other:
Lending expenses, net of deferred origination costs	6,165	6,510	6,367	6,169	4,869	(345)	(5)	1,296	27
Travel and entertainment	6,938	5,426	7,965	6,029	6,026	1,512	28	912	15
Miscellaneous	25,937	27,028	28,725	27,220	26,348	(1,091)	(4)	(411)	(2)
Total other	39,040	38,964	43,057	39,418	37,243	76	—	1,797	5
Total Non-Interest Expense	$397,537	$382,632	$384,453	$380,028	$381,461	$14,905	4%	$16,076	4%

	Six Months Ended		2026 compared to 2025
	Jun 30,	Jun 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Salaries and employee benefits:
Salaries	$258,961	$247,091	$11,870	5%
Commissions and incentive compensation	119,870	108,407	11,463	11
Benefits	83,705	75,569	8,136	11
Total salaries and employee benefits	462,536	431,067	31,469	7
Software and equipment	74,942	71,239	3,703	5
Operating lease equipment	22,174	21,228	946	4
Occupancy, net	41,719	41,006	713	2
Data processing	21,925	23,384	(1,459)	(6)
Advertising and marketing	33,650	31,033	2,617	8
Professional fees	16,717	18,287	(1,570)	(9)
Amortization of other acquisition-related intangible assets	9,879	11,198	(1,319)	(12)
FDIC insurance	22,786	21,897	889	4
FDIC insurance - special assessment	(5,156)	—	(5,156)	(100)
OREO expense, net	993	1,148	(155)	(14)
Other:
Lending expenses, net of deferred origination costs	12,675	10,735	1,940	18
Travel and entertainment	12,364	11,296	1,068	9
Miscellaneous	52,965	54,033	(1,068)	(2)
Total other	78,004	76,064	1,940	3
Total Non-Interest Expense	$780,169	$747,551	$32,618	4%
NM - Not meaningful.

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis (“FTE”). In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(Dollars and shares in thousands)	2026	2026	2025	2025	2025	2026	2025
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$961,412	$927,560	$956,326	$963,834	$920,908	$1,888,972	$1,807,873
Taxable-equivalent adjustment:
- Loans	2,111	2,026	2,134	2,154	2,200	4,137	4,406
- Liquidity Management Assets	630	586	661	675	680	1,216	1,370
- Other Earning Assets	—	—	—	—	—	—	3
(B) Interest Income (non-GAAP)	$964,153	$930,172	$959,121	$966,663	$923,788	$1,894,325	$1,813,652
(C) Interest Expense (GAAP)	364,046	348,536	372,452	396,824	374,214	712,582	734,705
(D) Net Interest Income (GAAP) (A minus C)	597,366	579,024	583,874	567,010	546,694	1,176,390	1,073,168
(E) Net Interest Income (non-GAAP) (B minus C)	600,107	581,636	586,669	569,839	549,574	1,181,743	1,078,947
Net interest margin (GAAP)	3.50%	3.54%	3.52%	3.48%	3.52%	3.52%	3.53%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.52	3.56	3.54	3.50	3.54	3.54	3.55
(F) Non-interest income	$141,269	$134,142	$130,390	$130,827	$124,089	$275,411	$240,723
(G) Gains (losses) on investment securities, net	1,845	(31)	1,505	2,972	650	1,814	3,846
(H) Non-interest expense	397,537	382,632	384,453	380,028	381,461	780,169	747,551
Efficiency ratio (H/(D+F-G))	53.96%	53.65%	53.94%	54.69%	56.92%	53.81%	57.06%
Efficiency ratio (non-GAAP) (H/(E+F-G))	53.76	53.45	53.73	54.47	56.68	53.61	56.81

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(Dollars and shares in thousands)	2026	2026	2025	2025	2025	2026	2025
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$7,525,116	$7,378,100	$7,258,715	$7,045,757	$7,225,696
Less: Non-convertible preferred stock (GAAP)	(425,000)	(425,000)	(425,000)	(425,000)	(837,500)
Less: Acquisition-related intangible assets (GAAP)	(885,338)	(890,698)	(895,959)	(902,936)	(908,639)
(I) Total tangible common shareholders’ equity (non-GAAP)	$6,214,778	$6,062,402	$5,937,756	$5,717,821	$5,479,557
(J) Total assets (GAAP)	$74,668,135	$72,157,433	$71,142,046	$69,629,638	$68,983,318
Less: Acquisition-related intangible assets (GAAP)	(885,338)	(890,698)	(895,959)	(902,936)	(908,639)
(K) Total tangible assets (non-GAAP)	$73,782,797	$71,266,735	$70,246,087	$68,726,702	$68,074,679
Common equity to assets ratio (GAAP) (L/J)	9.5%	9.6%	9.6%	9.5%	9.3%
Tangible common equity ratio (non-GAAP) (I/K)	8.4	8.5	8.5	8.3	8.0

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$7,525,116	$7,378,100	$7,258,715	$7,045,757	$7,225,696
Less: Non-convertible preferred stock (GAAP)	(425,000)	(425,000)	(425,000)	(425,000)	(837,500)
(L) Total common equity	$7,100,116	$6,953,100	$6,833,715	$6,620,757	$6,388,196
(M) Actual common shares outstanding	67,455	67,437	66,975	66,961	66,938
Book value per common share (L/M)	$105.26	$103.10	$102.03	$98.87	$95.43
Tangible book value per common share (non-GAAP) (I/M)	92.13	89.90	88.66	85.39	81.86

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$225,326	$219,021	$214,657	$188,913	$188,536	$444,347	$370,584
Add: Acquisition-related intangible asset amortization	4,921	4,958	4,999	5,196	5,580	9,879	11,198
Less: Tax effect of acquisition-related intangible asset amortization	(1,304)	(1,210)	(1,310)	(1,403)	(1,495)	(2,519)	(2,923)
After-tax Acquisition-related intangible asset amortization	$3,617	$3,748	$3,689	$3,793	$4,085	$7,360	$8,275
(O) Tangible net income applicable to common shares (non-GAAP)	$228,943	$222,769	$218,346	$192,706	$192,621	$451,707	$378,859
Total average shareholders’ equity	$7,474,449	$7,387,713	$7,166,608	$6,955,543	$6,862,040	$7,431,321	$6,662,598
Less: Average preferred stock	(425,000)	(425,000)	(425,000)	(483,288)	(599,313)	(425,000)	(506,423)
(P) Total average common shareholders’ equity	$7,049,449	$6,962,713	$6,741,608	$6,472,255	$6,262,727	$7,006,321	$6,156,175
Less: Average acquisition-related intangible assets	(889,059)	(894,211)	(901,022)	(906,032)	(910,924)	(891,620)	(913,483)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$6,160,390	$6,068,502	$5,840,586	$5,566,223	$5,351,803	$6,114,701	$5,242,692
Return on average common equity, annualized (N/P)	12.82%	12.76%	12.63%	11.58%	12.07%	12.79%	12.14%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	14.91	14.89	14.83	13.74	14.44	14.90	14.57

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$317,964	$300,940	$302,223	$296,041	$267,088	$618,904	$520,143
Add: Provision for credit losses	23,134	29,594	27,588	21,768	22,234	52,728	46,197
Pre-tax income, excluding provision for credit losses (non-GAAP)	$341,098	$330,534	$329,811	$317,809	$289,322	$671,632	$566,340

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
(Dollars and shares in thousands, except per share data)	2026	2026	2025	2025	2025	2026	2025
Reconciliation of Non-GAAP Net Income per Common Share:
Net income	$233,693	$227,388	$223,024	$216,254	$195,527	$461,081	$384,566
Preferred stock dividends	8,367	8,367	8,367	13,295	6,991	16,734	13,982
Preferred stock redemption	—	—	—	14,046	—	—	—
(R) Net income applicable to common shares	$225,326	$219,021	$214,657	$188,913	$188,536	$444,347	$370,584
(S) Weighted average common shares outstanding	67,434	67,246	66,970	66,952	66,931	67,341	66,829
Dilutive potential common shares	852	851	1,143	1,028	888	852	903
(T) Average common shares and dilutive common shares	68,286	68,097	68,113	67,980	67,819	68,193	67,732
Net income per common share - Basic (R/S)	$3.34	$3.26	$3.21	$2.82	$2.82	$6.60	$5.55
Net income per common share - Diluted (R/T)	$3.30	$3.22	$3.15	$2.78	$2.78	$6.52	$5.47
Preferred stock series F excess one-time extended first dividend	$—	$—	$—	$4,927	$—	$—	$—
Preferred stock redemption	—	—	—	14,046	—	—	—
(U) Total non-recurring preferred stock offering impact (non-GAAP)	$—	$—	$—	$18,973	$—	$—	$—
Net income per common share - Basic (non-GAAP) (R+U)/S	$3.34	$3.26	$3.21	$3.11	$2.82	$6.60	$5.55
Net income per common share - Diluted (non-GAAP) (R+U)/T	$3.30	$3.22	$3.15	$3.06	$2.78	$6.52	$5.47

WINTRUST SUBSIDIARIES

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC) that operates bank retail locations in the greater Chicago, southern Wisconsin, west Michigan, northwest Indiana, and southwest Florida market areas. Its 16 community bank subsidiaries are: Barrington Bank & Trust Company, N.A., Beverly Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Lake Forest Bank & Trust Company, N.A., Libertyville Bank & Trust Company, N.A., Macatawa Bank, N.A., Northbrook Bank & Trust Company, N.A., Old Plank Trail Community Bank, N.A., Schaumburg Bank & Trust Company, N.A., St. Charles Bank & Trust Company, N.A., State Bank of The Lakes, N.A., Town Bank, N.A., Village Bank & Trust, N.A., Wheaton Bank & Trust Company, N.A., and Wintrust Bank, N.A.

Additionally, the Company operates various non-bank businesses:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve property and casualty and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves property and casualty insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States.
•Wintrust Investments, LLC provides a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•Wintrust Private Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2025 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors and uncertainties, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government shutdown, debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. or international trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;

•commercial real estate market conditions in the Chicago metropolitan area, southern Wisconsin and west Michigan;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of tax legislation;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

Therefore, there can be no assurances that future actual results will correspond to any forward-looking statement. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Tuesday, July 21, 2026 at 10:00 a.m. (CDT) regarding second quarter and year-to-date 2026 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated June 30, 2026 available at the Investor Relations, News and Events, News link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, News and Events, Events and Presentations link. The text of the second quarter and year-to-date 2026 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, News and Events, News link on its website.